Exhibit 99.1

PRESS RELEASE

NORTHERN OIL AND GAS, INC. ANNOUNCES AGREEMENT TO PURCHASE
ADDITIONAL BAKKEN ACREAGE IN DUNN COUNTY, NORTH DAKOTA

WAYZATA, MINNESOTA --- June 17, 2008 --- Northern Oil and Gas, Inc. (AMEX: NOG) (“Northern Oil”) announced today that it has entered into an agreement to purchase certain oil & gas leases covering approximately 24,000 net acres in Dunn County, North Dakota. With the addition of the Dunn County leasehold, Northern now holds approximately 60,000 net acres in the growing North Dakota Bakken trend.

“This acquisition materially increases our exposure to the North Dakota Bakken play,” said Michael Reger, Chief Executive of Northern Oil.  “After beginning in Mountrail County, North Dakota, leading exploration companies continue to have significant Bakken exploration success to both the North and South.

“Exploration success in Dunn County is plentiful and Northern’s newly acquired acreage appears to be in the fairway of that success, expanding our exposure into the Southern region of the play,” Reger added. “Our focus on strategic land acquisitions continues to provide opportunities to expand our leasehold interests. We plan to continue to acquire prospective acreage in the expanding Bakken resource play and develop our leasehold interests with our drilling partners in the region. The speed of development continues to accelerate in the Bakken and we expect to increase our production significantly throughout 2008 and beyond.”

A map of the acquired acreage can be found at www.NorthernOil.com.

About Northern Oil and Gas, Inc.:

Northern Oil and Gas, Inc. is an exploration and production company based in Wayzata, Minnesota. Our core area of focus is the Williston Basin, specifically the Mountrail County, North Dakota area Bakken Play where the company controls approximately 60,000 net mineral acres.  Northern Oil's secondary objective is conventional, 3D driven, oil and gas exploration and development throughout the Rocky Mountain region.

More information about Northern Oil and Gas, Inc. can be found at www.NorthernOil.com.

Safe Harbor:

This press release contains forward-looking statements regarding future events and our future results that are subject to the safe harbors created under the Securities Act of 1933 (the “Securities Act”) and the Securities Exchange Act of 1934 (the “Exchange Act”).  All statements other than statements of historical facts included in this report regarding our financial position, business strategy, plans and objectives of management for future operations, industry conditions, and indebtedness covenant compliance are forward-looking statements.  When used in this report, forward-looking statements are generally accompanied by terms or phrases such as “estimate,” “project,” “predict,” “believe,” “expect,” “anticipate,” “target,” “plan,” “intend,” “seek,” “goal,” “will,” “should,” “may” or other words and similar expressions that convey the uncertainty of future events or outcomes.  Items contemplating or making assumptions about, actual or potential future sales, market size, collaborations, and trends or operating results also constitute such forward-looking statements.

Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company’s control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which our Company conducts business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our Company’s operations, products, services and prices.

We have based these forward-looking statements on our current expectations and assumptions about future events.  While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control.

Contact:

Michael Reger
CEO

Ryan Gilbertson
CFO

Phone:  952-476-9800
Fax:  952-476-9801
www.NorthernOil.com